EXHIBIT 99.1

            GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

            GECMC 04-C2           Approx. $1.4BB New Issue Conduit CMBS
            Joint Bookrunners:    Banc of America/Deutsche Bank
            Co-Lead Managers:     Banc of America/Deutsche Bank
            Co-Managers:          Citigroup/JPMorgan/Merrill Lynch

            Rating Agencies:      Moody's, Fitch, DBRS
            Loan Sellers:         GECC: 62.3%, BoA: 20.4%, GACC: 17.3%
            Property Types:       Ret 34.9%, Multi 21.6%,  Off 17.6%,  MH
            8.0%, Mixed
            7.6%
                                  SS 6.1%, Indus 3.8%, Hotel 0.4%
            Geographic:           CA 19.1%, TX 13.7%, VA 13.0%, NY 10.2%, NJ
            8.9%, FL
            5.8%
                                  NC 5.0%, No Others >5%
            WADSCR:               1.50x
            WALTV:                69.2%
            WABLTV:               59.2%
             *(ALL VALUES ARE PRELIMINARY AND APPROXIMATE)

            Expected Deal Timing
            Termsheets,Annex A,Red    -  Wed(3/31)
            Roadshow                  -  NYC Wed(3/31)
                                      -  NYC Thrs(4/1)
                                      -  Boston/Hartford Fri(4/2)
                                      -  Midwest Mon(4/5)
            Launch/Price              -  Week of 4/5
            Settlement                -  Apprx 4/22

            This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. You may obtain a copy of the Prospectus and Prospectus Supplement from Scott Waynebern/Dan Rikkers (212.250.5149) or David Gertner/Manish Parwani (704.388.3621 and 704.387.5113)